EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We consent to the incorporation in Registration Statement No. 333-126522 of Volcom, Inc. (formerly Stone Boardwear, Inc.) on Form S-8 of our report dated April 29, 2005 (June 16, 2005 as to the effects of stock split described in Note 1) for the year ended December 31, 2003, appearing in this Annual Report on Form 10-K.
/s/     Moss Adams, LLP
Irvine, California
March 17, 2006